UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018

Avalara, Inc.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38525	91-1995935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 South King Street, Suite 1800 Seattle, WA		98104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 826-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 15, 2018, Avalara, Inc. (the “Company”) repaid all amounts outstanding with respect to its term loan facility under the Loan and Security Agreement (the “Agreement”) dated as of June 6, 2016 (as amended on April 28, 2017 and November 16, 2017), among the Company, as borrower, and Silicon Valley Bank and Ally Bank, as lenders, which established a senior secured $30.0 million term loan facility and a $50.0 million revolving credit facility. The Agreement remains effective and the Company may elect to draw from the revolving credit facility in the future. As of August 15, 2018, the Company had no borrowings outstanding under the revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Avalara, Inc.

Date: August 17, 2018	By:	/s/ Alesia L. Pinney
Alesia L. Pinney
Executive Vice President, General Counsel, and Secretary